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                                                                       EXHIBIT j


                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Trustees of AIM Growth Series:

RE:  AIM Basic Value Fund (formerly AIM America Value Fund),
     AIM Europe Growth Fund,
     AIM Japan Growth Fund,
     AIM Mid Cap Equity Fund (formerly AIM Mid Cap Growth Fund),
     AIM New Pacific Growth Fund and
     AIM Small Cap Growth Fund (formerly AIM Small Cap Equity Fund).

We consent to the inclusion in Post-Effective Amendment No. 47 under the Securities Act of 1933, as amended, and Amendment No. 43 under the Investment Company Act of 1940, as amended, to the Registration Statement on Form N-1A, of AIM Growth Series, of our reports dated February 19, 1999, on our audit of the financial statements and financial highlights of the above referenced funds, which reports are included in the Annual Report to Shareholders for the periods stated therein and, which are also included in this Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statement of Additional Information.



                                        /s/ PricewaterhouseCoopers LLP

                                        PricewaterhouseCoopers LLP

Boston, Massachusetts
April 12, 1999